[LETTERHEAD OF BDO SEIDMAN, LLP]

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

International Fibercom, Inc.
3410 East University Drive, Suite 180
Phoenix, Arizona 85034

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 17, 1999, relating to the consolidated financial statements and schedules of International Fibercom, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

                                        /s/ BDO Seidman, LLP

BDO SEIDMAN, LLP
Los Angeles, California
March 2, 2000